State of Delaware
Secretary of State
Division of Corporations
Delivered 08:14 AM 06/16/2021
FILED 08:14 AM 06/16/2021
SR 20212461096 - File Number 6003267

STATE OF DELAWARE
CERTIFICATE OF INCORPORATION
OF
TRIANGLE 9 REAL ESTATE, INC.
(a Delaware corporation)

1. The name of the corporation is **Triangle 9 Real Estate, Inc.**

2. The address, including street, number, city, and county of the registered office of the corporation in the State of Delaware is 9 E. Loockerman Street, Suite 311, City of Dover, County of Kent, Delaware, 19901.

3. The name of the registered agent of the corporation in the State of Delaware at such address is Registered Agent Solutions, Inc.

4. The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

5. The total number and shares of stock which the Corporation shall have authority to issue is 2,200,000 shares, consisting of 2,000,000 shares of Common Stock having a par value of $0.001 per share and 200,000 shares of Preferred Stock having a par value of $0.001.

The Board of Directors is authorized to provide for the issuance of the shares of Preferred Stock in series and, by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences, and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determination of the following:

A. The number of shares constituting that series and the distinctive designation of that series;

B. The dividend rate of the shares of that series, whether dividends shall be cumulative, and if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on share of that series;

C. Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

D. Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

E. Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

F. Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amounts of such sinking fund;

G. The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

H. Any other relative rights, preferences, and limitations of that series.

6. The name and mailing address of the incorporator is as follows:

Brian A. Lebrecht
c/o Clyde Snow & Sessions, PC
201 S. Main Street, 13th Floor
Salt Lake City, UT 84111

7. The incorporator shall have the powers afforded the same under Title 8, Section 107, of the General Corporation Law of the State of Delaware.

8. The corporation shall have a perpetual existence.

9. Pursuant to Section 102(b)(7) of the Delaware General Corporation Law, the Corporation hereby eliminates the personal liability of a director to the Corporation and its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this Article 7 does not eliminate or limit the liability of a director (i) for any breach of such director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. This Article 7 shall not eliminate the liability of a director for any act or omission occurring prior to the date upon which this Article 7 becomes effective. No amendment to or repeal of this Article 7 shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any act or omission of such director prior to such amendment or repeal. If the Delaware General Corporation Law is amended after the date on which this Certificate of Incorporation is filed with the Secretary of State of Delaware to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be eliminated or limited to the fullest extent permitted by the amended Delaware General Corporation Law. Any indemnities provided and granted in this Article 7 shall not be exclusive of any other

rights or protections afforded an individual under any contract or vote of shareholders or disinterested directors or otherwise. The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented from time to time, indemnify and advance expenses to (i) its directors and officers and (ii) any person who at the request of the Corporation is or was serving as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section as amended or supplemented (or any successor), *provided, however*, that except with respect to proceedings to enforce rights to indemnification, the Bylaws of the Corporation may provide that the Corporation shall indemnify any director, officer or such person in connection with a proceeding (or part thereof) initiated by such director, officer or such person only if such proceeding (or part thereof) was authorized by the Board of Directors. The Corporation, by action of its Board of Directors, may provide indemnification or advance expenses to employees and agents of the Corporation or other persons only on such terms and conditions and to the extent determined by the Board of Directors in its sole and absolute discretion. The indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in their official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

10. From time to time, any of the provisions of this Certificate of Incorporation may be amended, altered, or repealed and other provisions, authorized by the laws of the State of Delaware at the time enforced, may be added or inserted in a manner and at the time prescribed by said laws.

11. The Board of Directors of the corporation is expressly authorized to make, alter or repeal bylaws of the corporation.

12. Elections of directors need not be by written ballot unless the Bylaws of the corporation shall so provide. Meetings of the Board of Directors may be held within or without the State of Delaware, as the Bylaws may provide. The books of the corporation may be kept, subject to any provisions contained in any laws of the State of Delaware, outside the State of Delaware, at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of the corporation.

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THE UNDERSIGNED, being the incorporator herein before named, for the purpose of forming a corporation pursuant to Chapter 1 of Title 8 of the Delaware Code, make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true.

Dated: June 15, 2021

Brian A. Lebrecht, Incorporator